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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Solar Energy Research Corp. on Form S-3 (File No. 33-____) of our report dated April 19, 1996, on our audits of the financial statements of Telegen Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in the registration statement on Form S-4 (File No. 333-4037) Amendment No. 2. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


COOPERS & LYBRAND, L.L.P.


Sacramento, California
September 4, 1996